Exhibit 99.1

Asure Announces Third Quarter 2021 Results

AUSTIN, TX – November 8, 2021 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, reported results for the third quarter ended September 30, 2021.

“We have made great strides in advancing our strategic priorities, which we expect will put Asure on a firmer footing to drive future growth and value creation,” said Chairman and CEO, Pat Goepel. “In the third quarter, we accelerated our acquisition strategy by purchasing two payroll businesses, expanding our geographic territories which provide up-sell and cross-sell opportunities which we expect will help us to continue to build scale economies in our overall business. We also made some important steps forward in our product strategy by introducing a new integrated payroll and HR solutions platform for small businesses as well as adding new value added partners that enhance our functionality and user experience.”

Goepel added, “We are also pleased with our performance in the quarter with 12% revenue growth versus prior year, two-thirds of which was organic as well as with continuing investments in our sales organization to drive future revenues. Furthermore, we are having ongoing success with our tax engine, Asure Payroll Tax Management, as well as with our efforts to help businesses file for stimulus relief related to the Employee Retention Tax Credit (ERTC) in the third quarter. To date, we have helped small business clients file for in excess of $200 million in ERTC credits.”

Third Quarter 2021 Key Highlights

•Revenue of $17.98 million, up 12% from the prior year’s quarter, and up 5% sequentially
•Total bookings were up 43% year over year, and flat sequentially
•GAAP net income of $5.3 million including a $10.5 million gain related to the Company’s ERTC credit
•Non-GAAP EBITDA of $1.2 million, or 7% margin
•Acquired two payroll businesses, partially funded by our new credit facility with Structural Capital

	Three Months Ended			Nine Months Ended
in thousands, except per share data (unaudited)	September 30, 2021	September 30, 2020	Variance	September 30, 2021	September 30, 2020	Variance
REVENUE
GAAP Revenue	$17,981	$16,015	12%	$54,951	$49,077	12%

GROSS PROFIT
GAAP Gross Profit	$10,868	$9,073	20%	$33,305	$28,287	18%
GAAP Gross Margin	60%	57%	n/a	61%	58%	n/a
Non-GAAP Gross Profit	$12,002	$10,290	17%	$36,993	$31,565	17%
Non-GAAP Gross Margin	67%	64%	n/a	67%	64%	n/a

EARNINGS
GAAP Net income (loss)	$5,328	$(4,759)	NM	$7,494	$(10,470)	NM
GAAP Net income (loss) per share	$0.28	$(0.30)	NM	$0.39	$(0.66)	NM
Non-GAAP Net income (loss)	(174)	(439)	60%	1,997	3,328	(40)%
Non-GAAP Net income (loss) per share	$(0.01)	$(0.03)	67%	$0.11	$0.21	(48)%

EBITDA
EBITDA	$9,902	$(812)	NM	$20,824	$1,326	NM
EBITDA Margin	55%	(5)%	n/a	38%	3%	n/a
Non-GAAP EBITDA	$1,228	$1,012	21%	$5,714	$6,706	(15)%
Non-GAAP EBITDA Margin	7%	6%	n/a	10%	14%	n/a
•NM indicates Not Meaningful Information
•Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release
•Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period

Financial Commentary

“We are pleased with our performance in the third quarter and are excited about the initiatives we implemented that we expect will drive future performance”, said CFO John Pence. “We expect the acquisitions we completed will generate economies of scale and enhance our margins in the future, which is a key focal point for the organization. We also closed a new and flexible credit facility with Structural Capital, in a new partnership that we expect will provide runway for further acquisitions and value creation. We have a variety of funding sources that should enable us to continue to invest with increased financial flexibility. Our efforts in the quarter represent a solid step forward in achieving our strategy and goals.”

Product Development

Asure continues to enhance its HCM platform to better serve our clients, and, in the third quarter, we rolled out two significant product enhancements. First, we've reimagined our suite of small business payroll and HR solutions into a single HCM product so payroll clients can now take advantage of all our HR capabilities in one place with a fresh new look. The pandemic accelerated virtual work and we've responded by making HR features like touchless onboarding, electronic signatures for company documents, and improved employee self-service capabilities part of our standard payroll offering.

We are also proud to announce a new integration with Employee Navigator, a leader in benefits administration software to over 60,000 companies and 10 million employees and dependents. For clients who use the Employee Navigator platform for open enrollment and updating insurance carriers, this integration automatically keeps employee data in sync between our payroll system and the carriers. Many health insurance brokers rely on the Employee Navigator platform to serve their clients. Accordingly, this integration will enable seamless communication between our systems which will advance to the next level our broker referral strategy.

Guidance

We are providing the following guidance for the fourth quarter of 2021 and fiscal year 2022 based on our third quarter results and our recent acquisitions. This outlook is offered with the backdrop of a continuing challenging environment to predict future economic results given the ebbs and flows of employment trends, COVID and the other economic challenges of today.

Fourth Quarter, 2021
Revenue	$20.5 million	—	$21.0 million
Non-GAAP EBITDA	$1.5 million	—	$1.7 million
Non-GAAP EPS	$(0.05)	—	$(0.03)

Fiscal Year, 2022
Revenue	$85.0 million	—	$90.0 million

We anticipate fiscal year 2022 Non-GAAP EBITDA Margin percentages and Non-GAAP EPS to be in line with historical percentages and seasonal trends.

Conference Call Details

Asure management will host a conference call Monday, November 8, 2021 at 4:30pm Eastern / 3:30pm Central. Asure Chairman and CEO Pat Goepel and CFO John Pence will host the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing (877) 853-5636 (U.S.) or (631) 291-4544 (outside the U.S.). The conference ID is 7585778.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of HCM software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named Asure HCM, includes cloud-based Payroll, Tax Services, and Time & Attendance software as well as HR services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP Financial Measures

This press release includes information about Non-GAAP Net Income (Loss), Non-GAAP Net Income (Loss) per share, Non-GAAP tax rates, Non-GAAP gross profit, Non-GAAP gross profit margin, EBITDA, EBITDA margin, Non-GAAP EBITDA, and Non-GAAP EBITDA margin (collectively the “Non-GAAP financial measures”). These Non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.

EBITDA differs from GAAP Net Income (Loss) in that it excludes items such as interest, tax, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP EBITDA differs from EBITDA in that it excludes share-based compensation, and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP Net Income (Loss) per share differs from GAAP Net Income (Loss) per share in that it assumes a 0% Non-GAAP tax rate, uses diluted share counts, and excludes items such as amortization, share-based compensation, and one-time expenses.

Non-GAAP gross profit differs from GAAP gross profit in that it excludes amortization, share-based compensation, and one-time items.

All Non-GAAP measures presented as “margin” are computed by dividing the applicable Non-GAAP financial measure by total revenue.

Management uses both GAAP and Non-GAAP measures when planning, monitoring, and evaluating the Company’s performance.

The primary purpose of using Non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosure with Non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating Non-GAAP measures, the provision of supplemental Non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report Non-GAAP operating results.

Specifically, management is excluding the following items from its Non-GAAP earnings per share, as applicable, for the periods presented in the third quarter 2021 financial statements:

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments. Beginning in first quarter 2018, the Company started using a fixed projected Non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the Company operates. The Company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The Non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses. The Company’s Non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, proforma adjustments of the impact of post-sale HCM restructuring, and relocation.

Use of Forward-Looking Statements

This press release contains forward-looking statements about our financial results, which may include expected GAAP and Non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, share-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major epidemics (including COVID-19) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains and extended shut down of businesses, reductions in employment and an increase in business failures, specifically among our clients, the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s services or the Company’s Web hosting; breaches of the Company’s security measures; domestic regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the Company’s business model, including risks related to government contracts; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the Company operates; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the Company’s effective tax rate; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; factors affecting the Company’s term loan; fluctuations in the number of Company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Further information on these and other factors that could affect the Company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K, and in other filings we make with the SEC from time to time. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at investor.asuresoftware.com. Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

The forward-looking statements, including the financial guidance and 2021 outlook, contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

© 2021 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021	December 31, 2020

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$11,506	$28,577
Accounts receivable, net	4,595	3,848
Inventory	303	449
Prepaid expenses and other current assets	13,356	2,866
Total current assets before funds held for clients	29,760	35,740
Funds held for clients	174,754	321,069
Total current assets	204,514	356,809
Property and equipment, net	8,764	8,281
Goodwill	86,114	73,958
Intangible assets, net	82,385	64,552
Operating lease assets, net	6,170	6,450
Other assets, net	4,129	3,952
Total assets	$392,076	$514,002
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$1,914	$12,310
Accounts payable	1,299	1,288
Accrued compensation and benefits	2,675	2,916
Operating lease liabilities, current	1,717	1,833
Other accrued liabilities	1,775	1,380
Contingent purchase consideration	1,905	3,880
Deferred revenue	1,501	4,416
Total current liabilities before client fund obligations	12,786	28,023
Client fund obligations	174,372	320,578
Total current liabilities	187,158	348,601
Long-term liabilities:
Deferred revenue	51	111
Deferred tax liability	1,446	888
Notes payable, net of current portion	32,800	12,225
Operating lease liabilities, noncurrent	5,044	5,366
Contingent purchase consideration	3,038	—
Other liabilities	600	1,157
Total long-term liabilities	42,979	19,747
Total liabilities	230,137	368,348
Stockholders’ equity:
Preferred stock	—	—
Common stock	204	193
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	428,894	419,827
Accumulated deficit	(262,459)	(269,953)
Accumulated other comprehensive income	317	604
Total stockholders’ equity	161,939	145,654
Total liabilities and stockholders’ equity	$392,076	$514,002

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue:
Recurring	$16,374	$15,273	$51,688	$47,442
Professional services, hardware and other	1,607	742	3,263	1,635
Total revenue	17,981	16,015	54,951	49,077
Cost of Sales	7,113	6,942	21,646	20,790
Gross profit	10,868	9,073	33,305	28,287
Operating expenses:
Sales and marketing	3,897	3,573	11,130	9,917
General and administrative	7,005	5,947	20,324	16,484
Research and development	1,505	1,805	3,972	4,356
Amortization of intangible assets	2,534	2,424	7,590	7,122
Total operating expenses	14,941	13,749	43,016	37,879
Loss from operations	(4,073)	(4,676)	(9,711)	(9,592)
Interest income (expense) and other, net	(530)	(397)	(977)	(930)
(Loss) gain on extinguishment of debt	(342)	(11)	8,312	123
Employee retention tax credit	10,533	—	10,533	—
Income (loss) from operations before income taxes	5,588	(5,084)	8,157	(10,399)
Income tax expense (benefit)	260	(325)	663	71
Net income (loss)	5,328	(4,759)	7,494	(10,470)
Other comprehensive income:
Unrealized (loss) gain on marketable securities	(79)	11	(287)	638
Comprehensive income (loss)	$5,249	$(4,748)	$7,207	$(9,832)

Basic and diluted earnings (loss) per share
Basic	$0.28	$(0.30)	$0.39	$(0.66)
Diluted	$0.28	$(0.30)	$0.39	$(0.66)

Weighted average basic and diluted shares
Basic	19,182	15,873	19,083	15,793
Diluted	19,330	15,873	19,243	15,793

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2021	2020
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$7,494	$(10,470)
Adjustments to reconcile loss to net cash (used in) provided by operations:
Depreciation and amortization	11,690	10,919
Amortization of operating lease assets	1,146	1,127
Amortization of debt financing costs and discount	117	348
Net amortization of premiums and accretion of discounts on available-for-sale securities	123	114
Provision for doubtful accounts	1	317
Provision for deferred income taxes	559	26
Gain on extinguishment of debt	(8,312)	(123)
Net realized gains on sales of available-for-sale securities	(390)	(499)
Share-based compensation	2,124	1,733
Loss on disposals of fixed assets	(32)	55
Change in fair value of contingent purchase consideration	(191)	—
Changes in operating assets and liabilities:
Accounts receivable	(536)	465
Inventory	85	190
Prepaid expenses and other assets	(10,916)	6,244
Operating lease right-of-use assets	(1,368)	(1,052)
Accounts payable	11	(887)
Accrued expenses and other long-term obligations	111	(2,881)
Operating lease liabilities	116	370
Deferred revenue	(2,976)	(3,700)
Net cash (used in) provided by operating activities	(1,144)	2,296
Cash flows from investing activities:
Acquisition of intangible asset	(25,526)	(8,817)
Purchases of property and equipment	(100)	(859)
Software capitalization costs	(3,152)	(1,904)
Purchases of available-for-sale securities	(695)	(12,188)
Proceeds from sales and maturities of available-for-sale securities	8,431	8,456
Net cash used in investing activities	(21,042)	(15,312)
Cash flows from financing activities:
Proceeds from notes payable	29,425	8,856
Payments of notes payable	(15,073)	(12,174)
Payments of contingent purchase consideration	(1,784)	—
Debt financing fees	(878)	(245)
Net proceeds from issuance of common stock	526	616
Net change in client fund obligations	(146,206)	68,441
Net cash (used in) provided by financing activities	(133,990)	65,494
Net decrease in cash and cash equivalents	(156,176)	52,478
Cash and cash equivalents at beginning of period	324,985	134,060
Cash and cash equivalents at end of period	$168,809	$186,538

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Nine Months Ended September 30,
	2021	2020
	(unaudited)
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$11,506	$12,939
Restricted cash and restricted cash equivalents included in funds held for clients	157,303	173,599
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$168,809	$186,538

Supplemental information:
Cash paid for interest	$722	$967
Cash paid for income taxes	$332	$3,469
Net assets from acquisitions	$763	$—

Non-cash investing and financing activities:
Contingent purchase consideration issued for acquisitions	$3,038	$2,745
Notes payable issued for acquisitions	$4,386	$330
Stock issuance for acquisitions	$6,428	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(unaudited)
(in thousands, except per share amounts)

	Q3-21	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20	Q1-20

Total Revenue	$17,981	$17,168	$19,802	$16,430	$16,015	$14,115	$18,947

GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$10,868	$9,945	$12,492	$9,806	$9,073	$8,107	$11,107
GAAP Gross Margin	60%	58%	63%	60%	57%	57%	59%

Share-based Compensation	45	38	23	24	33	21	22
Depreciation	710	973	762	703	787	537	495
Amortization - intangibles	379	379	379	379	397	397	431
One Time Product Royalties	—	—	—	—	—	67	91
Non-GAAP Gross Profit	$12,002	$11,335	$13,656	$10,912	$10,290	$9,129	$12,146
Non-GAAP Gross Margin	67%	66%	69%	66%	64%	65%	64%

GAAP Net income (loss) to Non-GAAP EBITDA
GAAP Net income (loss)	$5,328	$3,764	$(1,598)	$(5,841)	$(4,759)	$(3,944)	$(1,767)
Interest Expense & Other, Net	530	223	224	279	408	164	235
Taxes based on a 0% tax rate	260	298	105	266	(325)	377	19
Depreciation	872	1,136	956	934	1,043	793	735
Amortization - intangibles	2,912	2,907	2,907	2,804	2,821	2,746	2,780
EBITDA	$9,902	$8,328	$2,594	$(1,558)	$(812)	$136	$2,002
EBITDA Margin	55%	49%	13%	(9)%	(5)%	1%	11%

Share-based Compensation	784	760	626	631	707	588	438
One Time Expenses	1,075	630	202	2,071	1,117	685	1,845
Employee Retention Tax Credit	(10,533)	—	—	—	—	—	—
PPP Loan Extinguishment Gain	—	(8,654)	—	—	—	—	—
Non-GAAP EBITDA	$1,228	$1,064	$3,422	$1,144	$1,012	$1,409	$4,285
Non-GAAP EBITDA Margin	7%	6%	17%	7%	6%	10%	23%

GAAP Net income (loss) to Non-GAAP Net income (loss)
GAAP Net income (loss)	$5,328	$3,764	$(1,598)	$(5,841)	$(4,759)	$(3,944)	$(1,767)
Share Count	19,182	19,040	19,007	16,258	15,873	15,779	15,727
GAAP EPS	$0.28	$0.20	$(0.08)	$(0.36)	$(0.30)	$(0.25)	$(0.11)

Share-based Compensation	784	760	626	631	707	588	438
Amortization - intangibles	2,912	2,907	2,907	2,804	2,821	2,746	2,780
One Time Expenses	1,075	854	202	2,071	1,117	685	1,845
Employee Retention Tax Credit	(10,533)	—	—	—	—	—	—
PPP Loan Extinguishment Gain	—	(8,654)	—	—	—	—	—
Taxes based on a 0% tax rate	260	298	105	266	(325)	377	19
Non-GAAP Net (loss) income	$(174)	$(71)	$2,242	$(69)	$(439)	$452	$3,315
Share Count	19,182	19,040	19,200	16,258	15,873	15,899	15,914
Non-GAAP EPS	$(0.01)	$0.00	$0.12	$0.00	$(0.03)	$0.03	$0.21

Investor Relations Contact
Randal Rudniski
Vice President, Investor Relations, Financial Planning & Analysis
512-859-3562
randal.rudniski@asuresoftware.com